Exhibit 10.1

AMENDMENT NO. 1, dated as of April 5, 2007 (this “Amendment No. 1”), to the Credit Agreement dated as of November 30, 2006 (the “Credit Agreement”), among SHUFFLE MASTER, INC. (the “Borrower”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender, the other Lenders party thereto from time to time, DEUTSCHE BANK TRUST COMPANY AMERICAS, as administrative agent (the “Administrative Agent”) DEUTSCHE BANK SECURITIES INC. and WELLS FARGO BANK, N.A., as joint lead arrangers and book managers and WELLS FARGO BANK, N.A., as syndication agent.

A.            Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower pursuant to the terms and subject to the conditions set forth therein.

B.            The Borrower has requested that the Required Lenders agree, subject to the conditions and terms set forth in this Amendment No. 1, to amend the Credit Agreement, as set forth below.

C.            The Required Lenders are willing to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

D.            Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1.           Waiver and Consent.  Subject to Section 4 of this Amendment, the Required Lenders hereby waive any Default or Event of Default resulting from or relating in any respect to (i) the Agreed Adjustments (as defined below); (ii) any failure to deliver any financial statements for annual or quarterly accounting periods ended on October 31, 2006 or January 31, 2007 when or as required (other than as required by the amendment to Section 9.01(a) set forth in Section 2 of this Amendment No. 1); and (iii) any failure to comply with any obligation that became required to be performed or observed under any of such provisions by reason of the occurrence of any such Default or Event of Default, including, without limitation, any Default or Event of Default arising under the provisions of Sections 9.01(a), 9.01(e)(i) and the penultimate sentence of the second paragraph of the definition of “Applicable Margin” of the Credit Agreement and any related or substantially comparable provision of any Credit Document.

SECTION 2.           Amendments to the Credit Agreement.

(a)           Notwithstanding anything to the contrary reported or certified at any time by the Borrower pursuant to the terms of the Credit Agreement, solely for purposes of determining Applicable Margin and Commitment Commission Percentage under the Credit Agreement, the Total Leverage Ratio shall be deemed to be 3.8x for all periods ended on or prior to January 31, 2007; provided that this provision shall cease to apply upon the earlier to occur of May 31, 2007 and the delivery to the Lenders of financial statements of the Borrower for the quarterly accounting period ended January 31, 2007.

(b)           Section 1.01 of the Credit Agreement is hereby amended to add the following definition:  “Agreed Adjustments” shall mean adjustments having the effect of reducing Consolidated Net Income by not more than $3,000,000 arising out of the re-audit, revision or restatement of any financial statement for the annual or quarterly accounting periods ended on October 31, 2006 delivered to the Administrative Agent or any Lender by the Borrower or any of its Subsidiaries (including, without limitation, any misstatement therein or in any certificate, representation or warranty relating thereto and any error, defect or deficiency in accounting procedures or in the application of accounting principles reflected thereby or relating thereto).

(c)           The first sentence of the definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended to remove the word “and” prior to clause (vi) of such sentence and to add at the end of such sentence the following: “, and (vii) Agreed Adjustments”

(d)           Section 9.01(a) of the Credit Agreement is hereby amended to include the following at the end of clause (a):

“Notwithstanding the requirements of this Section 9.01(a), with respect to the quarterly accounting period ended January 31, 2007, the Borrower shall furnish such information required by clauses (i), (ii) and (iii) above by May 31, 2007.”

SECTION 3.           Representations and Warranties.  The Borrower represents and warrants to the Administrative Agent and to each of the Lenders that:

(a)           This Amendment No. 1 has been duly executed and delivered by the Borrower and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(b)           After giving effect to this Amendment No. 1, the representations and warranties of each Credit Party set forth in the Credit Documents are true and correct in all material respects on and as of the Amendment No. 1 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

(c)           Immediately after giving effect to this Amendment No. 1, no Default or  Event of Default has occurred and is continuing.

SECTION 4.           Conditions to Effectiveness.  This Amendment No. 1 shall become effective on the date (the “Amendment No. 1 Effective Date”) on which each of the following conditions is satisfied:

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(a)           The Administrative Agent (or its counsel) shall have received from the Required Lenders, the Borrower and the Guarantors, a counterpart of this Amendment No. 1 signed on behalf of such party;

(b)           All corporate and other proceedings taken or to be taken in connection with this Amendment No. 1 and all documents incidental thereto, whether or not referred to herein, shall be reasonably satisfactory in form and substance to the Administrative Agent;

(c)           The representations and warranties in Section 3 of this Amendment No. 1 shall be true and correct; and

(d)           The Borrower shall have paid all reasonable out-of-pocket costs and expenses (including the expenses of Cahill Gordon & Reindel LLP) of the Administrative Agent pursuant to Section 13.01 of the Credit Agreement, to the extent so demanded by the Administrative Agent on or prior to the date hereof (without limitation or prejudice to the right of the Administrative Agent to make any future demand).

Upon satisfaction of the conditions precedent set forth above, the Administrative Agent shall promptly notify the Borrower and the Lenders of its determination that this Amendment No. 1 has become effective, which determination shall, absent manifest error, be conclusive and binding on the Borrower and the Required Lenders for all purposes.

SECTION 5.           Credit Agreement.  Except as expressly set forth herein, this Amendment No. 1 shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Borrower or any other Credit Party under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle the Borrower to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.  After the Amendment No. 1 Effective Date, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby, provided that any reference in the Credit Agreement to the date of the Credit Agreement, as modified hereby, shall in all instances remain as of November 30, 2006, and references in the Credit Agreement to “the date hereof” and “the date of this Agreement,” and phrases of similar import, shall in all instances be and continue to refer to November 30, 2006, and not the date of this Amendment No. 1.  This Amendment No. 1 shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.

SECTION 6.           Governing Law.  THIS AMENDMENT NO. 1 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT NO. 1 MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW

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YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AMENDMENT NO. 1, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.

SECTION 7.           Counterparts.  This Amendment No. 1 may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

SECTION 8.           Headings.  The headings of the several sections and subsections of this Amendment No. 1 are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment No. 1.

SECTION 9.           Severability.  Any provision of this Amendment No. 1 held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective authorized officers as of the day and year first written above.

SHUFFLE MASTER, INC.

By:	/s/ Richard Baldwin
Name: Richard Baldwin
Title: CFO

SHUFFLE MASTER INTERNATIONAL, INC.

By:	/s/ Mark L. Yoseloff
Name: Mark L. Yoseloff
Title: CEO

SHUFFLE UP PRODUCTIONS, INC.

By:	/s/ Mark L. Yoseloff
Name: Mark L. Yoseloff
Title: CEO

DEUTSCHE BANK TRUST COMPANY AMERICAS, Individually and as Administrative Agent

By:	/s/ Alexander B. V. Johnson
Name: Alexander B. V. Johnson
Title: Managing Director

By:	/s/ Joanna Soliman
Name: Joanna Soliman
Title: Assistant Vice President

To Approve Amendment No. 1:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/s/ Alexander B. V. Johnson
Name: Alexander B. V. Johnson
Title: Managing Director

By:	/s/ Joanna Soliman
Name: Joanna Soliman
Title: Assistant Vice President

To Approve Amendment No. 1:

Wells Fargo Bank, N.A., as a Lender

By:	/s/ Virginia S. Christenson
Name: Virginia S. Christenson
Title: Vice President/Senior Relationship Manager

Amalgamated Bank, as a Lender

By:	/s/ J. Bruce Meredith
Name: J. Bruce Meredith
Title: Senior Vice President